Exhibit 99.1

Twist Bioscience Reports Fourth Quarter and Full Year Fiscal 2019 Financial Results

— Fiscal 2019 Revenues Increase 114% over Fiscal 2018 to $54.4M--

— Continued Strength in Synthetic Biology and NGS Businesses –

— Expect FY 2020 Revenues of $80M to $84M –

SOUTH SAN FRANCISCO, Calif. – December 11, 2019 – Twist Bioscience Corporation (NASDAQ: TWST), a company enabling customers to succeed through its offering of high-quality synthetic DNA using its silicon platform, today reported financial results and business highlights for the fourth quarter and full year fiscal 2019 ended September 30, 2019.

“Throughout fiscal 2019, we continued to drive significant revenue growth across geographies, diversifying sales across customers and our synbio and NGS product lines,” said Emily M. Leproust, Ph.D., CEO and co-founder of Twist. “We expanded our synbio product line with the addition of longer genes and an integrated API, broadened our NGS workflow with several product line extensions including Fast Hybridization, Mouse Exome and the Mitochondrial Panel, completed our first collaborations for biopharma with Pandion and continue our work with LakePharma.”

“Fiscal 2020 is off to a strong start, as we execute our plan to drive additional growth across all our product lines. We anticipate continued revenue growth and diversification in our synthetic biology business as we introduce new products to address specialty markets. With robust integration of our products into automated NGS workflows worldwide, we will pursue additional opportunities in the oncology and SNP microarray markets, and expand our biopharma business by generating additional data packages and looking to form value-creating collaborations. For data storage, we will continue to increase the density of writing data on DNA, while finalizing non-dilutive funding for these efforts. We look forward to continuing to engineer new solutions to biological challenges as we expand our business.”

FISCAL 2019 FINANCIAL RESULTS

•	Orders: Total orders received for fiscal 2019 were $70 million, compared to $39.4 million for fiscal 2018.

•	Revenue: Total revenues were $54.4 million for fiscal 2019 compared to $25.4 million for fiscal 2018.

•	Cost of Revenues: Cost of revenues for fiscal 2019 were $47.4 million compared to $32.2 million for fiscal 2018.

•	Research and Development Expenses: Research and development expenses for fiscal 2019 were $35.7 million compared to $20.3 million for fiscal 2018.

•	Selling, General and Administrative Expenses: Selling, general and administrative expenses for fiscal 2019 were $80.1 million compared to $43.5 million for fiscal 2018.

•	Net Loss: Net loss for fiscal 2019 was $107.7 million, or $3.92 per share, compared to $71.2 million, or $25.51 per share, for fiscal 2018.

•	Cash Position: As of September 30, 2019, the company had $138.1 million in cash, cash equivalents and short term investments.

FISCAL 2019 FOURTH QUARTER FINANCIAL RESULTS

•	Orders: Total orders received for the three months ended September 30, 2019 were $20 million, compared to $12.8 million for the same period in 2018.

•	Revenue: Total revenues were $15.7 million for the three months ended September 30, 2019 compared to $8.4 million for the same period in 2018.

•	Cost of Revenues: Cost of revenues for the three months ended September 30, 2019 was $12.4 million compared to $9.1 million for the similar period in 2018.

•	Research and Development Expenses: Research and development expenses for the three months ended September 30, 2019 were $10.5 million compared to $6.1 million for the same period in 2018.

•

Selling, General and Administrative Expenses: Selling, general and administrative expenses for the three months ended September 30, 2019 were $24.4 million compared to $13.0 million for the same period of fiscal 2018.

•	Net Loss: Net loss for the three months ended September 30, 2019 was $31.2 million, or $0.96 per share, compared to $19.8 million, or $6.59 per share, for the same period in 2018.

“We posted a positive 21% gross margin for the fiscal 2019 fourth quarter and 13% for the full year as our revenue scaled and we leveraged our cost structure,” commented Jim Thorburn, CFO of Twist. “We had a strong finish to the year, adding more customers and strong demand for our genes and NGS tools products. We believe we are positioned for another year of robust growth.”

Fiscal Fourth Quarter 2019 and Recent Highlights

•	Shipped products to more than 1,300 customers in fiscal 2019, versus 717 in fiscal 2018

SynBio

•	Launched the Twist Innovation Lab, a program designed to translate customer needs into new, disruptive products facilitated by synthetic DNA at a scale previously unavailable. at SynBioBeta 2019

•	Received the Technology Prize at the European Laboratory Research and Information Group Drug Discovery 2019 Conference

Genomics and Targeted NGS

•	Continued conversion of NGS product line customers, having shipped to 150 customers in the fourth quarter of fiscal 2019 with 36 customers now in production mode

•	Added sample preparation solutions for our NGS product line to enhance streamlined workflow

•	Introduced new Twist Mitochondrial DNA Panel for complex inherited disease detection

•

Together with The Praesens Foundation, the Institut Pasteur, the Institut Pasteur de Dakar, and the University of Nebraska Medical Center, won the Prix Galien MedStartUp award in the category: ‘Best Collaboration Dedicated to the Developing or Underserved Populations Worldwide’ for the efforts using the Twist Panviral Panel

•	Expanded the compatibility of our NGS target enrichment products in Europe and Asia Pacific through collaboration with Perkin Elmer and MGI International

Biopharma

•	Expanded relationship with Pandion Therapeutics to include additional antibody optimization projects following the successful completion of the first program

•	Discovered functional monoclonal antibodies against seven GPCR targets

DNA Data Storage

•

Continued DNA data storage technology demonstration through the conversion of The Convention on the Rights of the Child into DNA in collaboration with UNICEF, EMBL’s European Bioinformatics Institute and Imagene SA

Corporate

•	Appointed synthetic biology operations expert Nicolas Barthelemy to board of directors

•	Completed move of back end operations, R&D and corporate into new South San Francisco facility

Financial Guidance

The following statements are based on Twist’s current expectations for fiscal 2020. The following statements are forward-looking, and actual results could differ materially depending on market conditions and the factors set forth under “Forward-Looking Statements” below. Twist does not plan to update, nor does it undertake any obligation to update, this outlook in the future.

For the full fiscal year 2020, Twist provided the following financial guidance:

•	Revenue expected in the range of $80 million to $84 million

•	Revenue from Ginkgo Bioworks expected to be approximately $10 million

•	Synbio revenue excluding Ginkgo Bioworks is expected to be in the range of $32 to $33 million

•	NGS revenue is estimated to be in the range of $37 to $40 million

•	Biopharma revenue is estimated to be approximately $1 million

•	Gross margin is expected to be approximately 32% for fiscal 2020

•

Net loss expected in the range of $103 million to $106 million to reflect our increased investment in our commercial organization, research and development as well as legal expenses related to the Agilent litigation which is scheduled for trial beginning February 24, 2020.

For the first quarter of fiscal 2020, Twist provided the following financial guidance:

•	Revenue expected in the range of $15 million to $16.5 million

•	Net loss expected in the range of $31 million to $32 million

Litigation Update

Twist Bioscience will post case updates detailing relevant developments related to its ongoing litigation with Agilent at the following website: https://investors.twistbioscience.com/agilent-v-twist-litigation.

Conference Call Information

The call can be accessed by dialing (866) 688-0947 (domestic) or (409) 217-8781 (international) and refer to the conference ID 2136036. A telephonic replay of the conference call will be available beginning approximately four hours after the call through December 18, 2019 and may be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international). The replay conference ID is 2136036. The webcast replay will be available at www.twistbioscience.com for two weeks after the conclusion of the call.

About Twist Bioscience Corporation

Twist Bioscience is a leading and rapidly growing synthetic biology company that has developed a disruptive DNA synthesis platform to industrialize the engineering of biology. The core of the platform is a proprietary technology that pioneers a new method of manufacturing synthetic DNA by “writing” DNA on a silicon chip. Twist is leveraging its unique technology to manufacture a broad range of synthetic DNA-based products, including synthetic genes, tools for next-generation sequencing (NGS) preparation, and antibody libraries for drug discovery and development. Twist is also pursuing longer-term opportunities in digital data storage in DNA and biologics drug discovery. Twist makes products for use across many industries including healthcare, industrial chemicals, agriculture and academic research.

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Investor Relations Information

Twist uses the investor relations section on its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor Twist’s investor relations website in addition to following Twist’s press releases, SEC filings, and public conference calls and webcasts.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, Twist’s anticipated fiscal 2020 milestones and financial guidance, conversion of pilot customers, revenue growth across all product categories and geographic regions, the continued success of Twist’s GPCR and antibody optimization software for Twist Biopharma and delivery on Twist’s mission to improve healthcare and sustainability through synthetic DNA. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause Twist’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the risks and uncertainties of the ability to attract new customers and retain and grow sales from existing customers; risks and uncertainties of rapidly changing technologies and extensive competition in synthetic biology could make the products Twist is developing obsolete or non-competitive; uncertainties of the retention of a significant customer; risks of third party claims alleging infringement of patents and proprietary rights or seeking to invalidate Twist’s patents or proprietary rights; and the risk that Twist’s proprietary rights may be insufficient to protect its technologies. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Twist’s business in general, see Twist’s risk factors set forth in Twist’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2019. Additional risk factors may be described in the “Risk Factors” section of Twist’s Annual Report on Form 10-K to be filed with the SEC on or about December 12, 2019. Any forward-looking statements contained in this press release speak only as of the date hereof, and Twist Bioscience specifically disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Contact:

Argot Partners

Maeve Conneighton

212-600-1902

maeve@argotpartners.com

Media Contact:

Angela Bitting

925- 202-6211

media@twistbioscience.com

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Twist Bioscience Corporation

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share data)

	Three months ended September 30,		Year ended June 30,
	2019	2018	2019	2018
Revenues	$15,736	$8,407	$54,385	$25,427
Operating expenses:
Cost of revenues	12,386	9,093	47,426	32,189
Research and development	10,496	6,065	35,683	20,347
Selling, general and administrative	24,423	12,953	80,126	43,450

Total operating expenses	47,305	28,111	163,235	95,986

Loss from operations	(31,569)	(19,704)	(108,850)	(70,559)
Interest income	789	409	3,032	999
Interest expense	(288)	(386)	(1,294)	(1,313)
Other income (expense), net	(2)	(45)	(265)	(121)
Provision for income taxes	(111)	(76)	(292)	(242)

Net loss attributable to common stockholders	$(31,181)	$(19,802)	$(107,669)	$(71,236)

Net loss per common share, basic and diluted	$(0.96)	$(6.59)	$(3.92)	$(25.51)

Weighted average shares used in computing net loss per share attributable to common stockholders—basic and diluted	32,572,937	3,013,818	27,461,844	2,792,743

Twist Bioscience Corporation

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2019	September 30, 2018
Assets
Cash and cash equivalents	$46,735	$80,757
Short-term investments	91,372	—
Accounts receivable, net	12,104	5,419
Inventory	7,330	6,028
Prepaid expenses and other current assets	2,594	3,467

Total current assets	160,135	95,671
Property and equipment, net	20,835	12,331
Other non-current assets	6,024	7,789

Total assets	$186,994	$115,791

Current liabilities
Accounts payable	$9,760	$7,531
Accrued liabilities	16,444	7,567
Current portion of long-term debt	3,333	2,500
Other current liabilities	817	939

Total current liabilities	30,354	18,537
Redeemable convertible preferred stock warrant liability	—	631
Long-term debt, net of current portion	4,400	7,218
Other non-current liabilities	158	344

Total liabilities	34,912	26,730
Redeemable convertible preferred stock	—	290,483

Total stockholders’ equity (deficit)	152,082	(201,422)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$186,994	$115,791